Contact: Todd Martin, 570-542-2881 Susquehanna Nuclear Plans Brief Unit 2 Maintenance Outage BERWICK, Pa. (Sept. 26, 2016) -- Talen Energy is planning to take a brief maintenance outage on Unit 2 at the Susquehanna nuclear power plant in Luzerne County, Pa., within the next few weeks. As the company has discussed publicly for several years, Susquehanna has been working with the manufacturer of the main steam turbines for both units at the plant to understand and address issues associated with the formation of very small cracks in the metal blades. Susquehanna generates electricity by boiling water to make steam that passes through the turbines, which have many rows of fanlike metal blades. The spinning blades turn a generator that produces electricity. Recently, plant engineers identified an indication of crack development on one blade of the Unit 2 turbine where modifications have not yet been completed. “The plan we are developing will meet our primary objectives of safe and reliable long-term operation,” said Timothy S. Rausch, Talen Energy senior vice president and Chief Nuclear Officer. “This outage will enable us to replace the blade safely and efficiently so we remain prepared to meet the regional demand for electricity, especially during the peak winter season.” The plant is continuing a multi-year, systematic turbine blade modification and replacement project. Susquehanna has determined root cause of the issue and is expected to complete the final, permanent modifications on the Unit 2 turbine during the 2017 refueling outage and on the Unit 1 turbine during the 2018 refueling outage. There are no current indications of issues with Unit 1 turbine blades that have yet to be modified. The other turbines on Unit 1 and Unit 2 have previously completed the permanent modifications to address the cracking issue. Talen Energy will inform the public when Unit 2 is shut down to begin the planned outage, as well as when it returns to service. The Susquehanna plant, located about seven miles north of Berwick, is owned jointly by Susquehanna Nuclear, LLC and Allegheny Electric Cooperative Inc. and is operated by Susquehanna Nuclear. For information, visit www.susquehannanuclear.com. Susquehanna Nuclear, LLC is one of Talen Energy Corporation’s generating affiliates. Talen Energy (NYSE: TLN), is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com. # # # Exhibit 99.1

Forward-Looking Information Statements contained herein are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full- requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone Holdings LLC to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy’s Form 10-K for the year ended December 31, 2015 and its other reports on file with the SEC.